BNY Mellon 3Q16 Earnings Release

News Release

Contacts: MEDIA:	ANALYSTS:
Colleen Krieger	Valerie Haertel
(212) 635-6491	(212) 635-8529
ColleenAnne.Krieger@bnymellon.com	Valerie.Haertel@bnymellon.com

BNY MELLON REPORTS THIRD QUARTER EARNINGS OF $974 MILLION OR $0.90 PER COMMON SHARE

•	Earnings of $979 million or $0.90 per common share on an adjusted basis (a)

•	Earnings per common share up 22% on both a GAAP and adjusted basis year-over-year (a)

TOTAL REVENUE OF $3.94 BILLION

•	Fee and other revenue increased 3% year-over-year

•	Net interest revenue increased 2% year-over-year

CONTINUED FOCUS ON EXPENSE CONTROL

•	Total noninterest expense decreased 1% year-over-year

EXECUTING ON CAPITAL PLAN AND RETURNING VALUE TO COMMON SHAREHOLDERS

•	Repurchased 11.6 million common shares for $464 million

•	Return on common equity of 11%; Adjusted return on tangible common equity of 24% (a)

•	SLR - transitional of 6.0%; SLR - fully phased-in of 5.7% (a)

NEW YORK, October 20, 2016 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported third quarter net income applicable to common shareholders of $974 million, or $0.90 per diluted common share, or $979 million, or $0.90 per diluted common share, as adjusted (Non-GAAP). In the third quarter of 2015, net income applicable to common shareholders was $820 million, or $0.74 per diluted common share, or $828 million, or $0.74 per diluted common share, as adjusted (Non-GAAP). In the second quarter of 2016, net income applicable to common shareholders was $825 million, or $0.75 per diluted common share, or $830 million, or $0.76 per diluted common share, as adjusted (Non-GAAP) (a).

“We delivered strong results for the quarter, once again meeting or exceeding our three-year Investor Day goals. Each of our businesses performed well, as total revenue was up 4 percent and our business improvement process continued to pay off, generating more than 500 basis points of positive operating leverage. Our strategy is benefiting our clients and shareholders through all market environments,” Gerald L. Hassell, chairman and chief executive officer, said.

“We also strengthened our capital ratios while returning significant capital to shareholders through repurchases and dividends, and made progress in our resolution planning to ensure that BNY Mellon can be resolved without posing systemic risk to the financial system,” Mr. Hassell added.

“We continue to invest in best-in-class technology and data analytics to enhance our clients’ experience with us and provide actionable insights for them to drive better financial results and investment performance. We are confident in our ability to deliver world-class solutions to our clients while we achieve solid growth rates and returns for our shareholders,” Mr. Hassell concluded.
__________________________________________

(a)
These measures are considered to be Non-GAAP. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the adjusted earnings and earnings per common share reconciliation and tangible common equity ratio reconciliation. See “Capital and Liquidity” beginning on page 13 for the reconciliation of the SLR.

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BNY Mellon 3Q16 Earnings Release

CONFERENCE CALL INFORMATION

Gerald L. Hassell, chairman and chief executive officer, and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of the executive management team from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on Oct. 20, 2016. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (888) 898-7224 (U.S.) or (913) 312-9027 (International), and using the passcode: 619690, or by logging on to www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. EDT on Oct. 20, 2016. Replays of the conference call and audio webcast will be available beginning Oct. 20, 2016 at approximately 2 p.m. EDT through Nov. 20, 2016 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 2620345. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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BNY Mellon 3Q16 Earnings Release

THIRD QUARTER 2016 FINANCIAL HIGHLIGHTS (a)
(comparisons are 3Q16 vs. 3Q15, unless otherwise stated)

•Earnings

	Earnings per share				Net income applicable to common shareholders of The Bank of New York Mellon Corporation
(in millions, except per share amounts)	3Q16	3Q15		Inc/(Dec)	3Q16	3Q15	Inc/(Dec)
GAAP results	$0.90	$0.74		22%	$974	$820	19%
Add: M&I, litigation and restructuring charges	0.01	0.01			13	8
Less: Recovery related to Sentinel	0.01	N/A			8	N/A
Non-GAAP results	$0.90	$0.74	(b)	22%	$979	$828	18%

•	Total revenue of $3.9 billion, increased 4% on both a GAAP and adjusted basis (Non-GAAP) (a).
-    Investment services fees increased 2% reflecting higher money market fees, higher fees in Depositary Receipts and higher securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar.
-    Investment management and performance fees increased 4% due to higher market values and money market fees, offset by the unfavorable impact of a stronger U.S. dollar and net outflows.
-    Foreign exchange revenue decreased 3% reflecting lower volumes and volatility, partially offset by the positive net impact of foreign currency hedging activity.
-    Investment and other income increased $33 million driven by higher asset-related and seed capital gains.
-    Net interest revenue increased $15 million driven by the actions we have taken to reduce the levels of our lower yielding interest-earning assets and higher yielding interest-bearing deposits, as well as the impact of higher market interest rates.

•	The provision for credit losses was a credit of $19 million, driven by net recoveries of $13 million.

•
Noninterest expense of $2.6 billion, decreased 1% on both a GAAP and adjusted basis (Non-GAAP) (a). The decrease reflects lower expenses in most categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower other, software and equipment, legal, net occupancy and business development expenses, partially offset by higher staff and distribution and servicing expenses.

•	Effective tax rate of 24.6%.

•Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
-    AUC/A of $30.5 trillion increased 7% reflecting higher market values, offset by the unfavorable impact of a stronger U.S. dollar.
--    Estimated new AUC/A wins in Asset Servicing of $150 billion in 3Q16.
-    AUM of $1.72 trillion increased 6% reflecting higher market values offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound).
--    Net long-term inflows of $1 billion in 3Q16 were a combination of $3 billion of inflows into actively managed strategies and $2 billion of outflows from index strategies.
--    Net short-term outflows totaled $1 billion in 3Q16.

•Capital
-    Repurchased 11.6 million common shares for $464 million in 3Q16.
-    Return on common equity of 11%; Adjusted return on tangible common equity of 24% in 3Q16 (a).
-    SLR - transitional of 6.0%; SLR - fully phased-in of 5.7% (a).

(a)
See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures. In all periods presented, Non-GAAP information excludes the net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel Management Group, Inc. (“Sentinel”) loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel. See “Capital and Liquidity” beginning on page 13 for the reconciliation of the SLR.

(b)	Does not foot due to rounding.
N/A - Not applicable.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 3Q16 Earnings Release

FINANCIAL SUMMARY

(dollars in millions, except per share amounts; common shares in thousands)						3Q16 vs.
	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16		3Q15
Revenue:
Fee and other revenue	$3,150	$2,999	$2,970	$2,950	$3,053	5%		3%
Income (loss) from consolidated investment management funds	17	10	(6)	16	(22)
Net interest revenue	774	767	766	760	759	1		2
Total revenue – GAAP	3,941	3,776	3,730	3,726	3,790	4		4
Less: Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	9	4	(7)	5	(5)
Total revenue – Non-GAAP	3,932	3,772	3,737	3,721	3,795	4		4
Provision for credit losses	(19)	(9)	10	163	1
Expense:
Noninterest expense – GAAP	2,643	2,620	2,629	2,692	2,680	1		(1)
Less: Amortization of intangible assets	61	59	57	64	66
M&I, litigation and restructuring charges	18	7	17	18	11
Total noninterest expense – Non-GAAP	2,564	2,554	2,555	2,610	2,603	—		(1)
Income:
Income before income taxes	1,317	1,165	1,091	871	1,109	13%		19%
Provision for income taxes	324	290	283	175	282
Net income	$993	$875	$808	$696	$827
Net (income) loss attributable to noncontrolling interests (a)	(6)	(2)	9	(3)	6
Net income applicable to shareholders of The Bank of New York Mellon Corporation	987	873	817	693	833
Preferred stock dividends	(13)	(48)	(13)	(56)	(13)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$974	$825	$804	$637	$820

Operating leverage (b)						349	bps	536	bps
Adjusted operating leverage – Non-GAAP (b)						385	bps	511	bps

Key Metrics:
Pre-tax operating margin (c)	33%	31%	29%	23%	29%
Adjusted pre-tax operating margin – Non-GAAP (c)	35%	33%	31%	30%	31%

Return on common equity (annualized) (c)	10.8%	9.3%	9.2%	7.1%	9.1%
Adjusted return on common equity (annualized) – Non-GAAP (c)	11.3%	9.7%	9.7%	8.9%	9.7%

Return on tangible common equity (annualized) – Non-GAAP (d)	23.5%	20.4%	20.6%	16.2%	20.8%
Adjusted return on tangible common equity (annualized) – Non-GAAP (c)(d)	23.6%	20.5%	20.8%	19.0%	21.0%

Fee revenue as a percentage of total revenue	79%	79%	80%	79%	81%

Percentage of non-U.S. total revenue	36%	34%	33%	34%	37%

Average common shares and equivalents outstanding:
Basic	1,062,248	1,072,583	1,079,641	1,088,880	1,098,003
Diluted	1,067,682	1,078,271	1,085,284	1,096,385	1,105,645

Period end:
Full-time employees	52,300	52,200	52,100	51,200	51,300
Book value per common share – GAAP (d)	$34.19	$33.72	$33.34	$32.69	$32.59
Tangible book value per common share – Non-GAAP (d)	$16.67	$16.25	$15.87	$15.27	$15.16
Cash dividends per common share	$0.19	$0.17	$0.17	$0.17	$0.17
Common dividend payout ratio	21%	23%	23%	30%	23%
Closing stock price per common share	$39.88	$38.85	$36.83	$41.22	$39.15
Market capitalization	$42,167	$41,479	$39,669	$44,738	$42,789
Common shares outstanding	1,057,337	1,067,674	1,077,083	1,085,343	1,092,953
(a)    Primarily attributable to noncontrolling interests related to consolidated investment management funds.

(b)
Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the components of this measure.

(c)
Non-GAAP information for all periods presented excludes the net income (loss) attributable to noncontrolling interests related to consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

(d)
Tangible book value per common share - Non-GAAP and tangible common equity exclude goodwill and intangible assets, net of deferred tax liabilities. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of Non-GAAP measures.

bps – basis points.

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BNY Mellon 3Q16 Earnings Release

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							3Q16 vs.
	3Q16		2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Changes in AUM (in billions): (a)
Beginning balance of AUM	$1,664		$1,639	$1,625	$1,625	$1,700
Net inflows (outflows):
Long-term:
Equity	(3)		(2)	(3)	(9)	(4)
Fixed income	—		(2)	—	1	(3)
Liability-driven investments (b)	4		15	14	11	11
Alternative investments	2		1	1	2	1
Total long-term active inflows	3		12	12	5	5
Index	(2)		(17)	(11)	(16)	(10)
Total long-term inflows (outflows)	1		(5)	1	(11)	(5)
Short term:
Cash	(1)		4	(9)	2	(10)
Total net (outflows)	—		(1)	(8)	(9)	(15)
Net market impact/other	80		71	41	24	(35)
Net currency impact	(29)		(47)	(19)	(15)	(25)
Acquisition	—		2	—	—	—
Ending balance of AUM	$1,715	(c)	$1,664	$1,639	$1,625	$1,625	3%	6%

AUM at period end, by product type: (a)
Equity	13%		14%	14%	14%	14%
Fixed income	14		13	13	13	13
Index	18		18	19	20	20
Liability-driven investments (b)	35		34	33	32	32
Alternative investments	4		4	4	4	4
Cash	16		17	17	17	17
Total AUM	100%	(c)	100%	100%	100%	100%

Investment Management:
Average loans (in millions)	$15,308		$14,795	$14,275	$13,447	$12,779	3%	20%
Average deposits (in millions)	$15,600		$15,518	$15,971	$15,497	$15,282	1%	2%

Investment Services:
Average loans (in millions)	$44,329		$43,786	$45,004	$45,844	$46,222	1%	(4)%
Average deposits (in millions)	$220,316		$221,998	$215,707	$229,241	$232,250	(1)%	(5)%

AUC/A at period end (in trillions) (d)	$30.5	(c)	$29.5	$29.1	$28.9	$28.5	3%	7%

Market value of securities on loan at period end (in billions) (e)	$288		$278	$300	$277	$288	4%	—%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$150	(c)	$167	$40	$49	$84

Depositary Receipts:
Number of sponsored programs	1,094		1,112	1,131	1,145	1,176	(2)%	(7)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,942		5,946	5,947	5,959	6,107	—%	(3)%
Average long-term mutual fund assets (U.S. platform) (in millions)	$443,112		$431,150	$415,025	$437,260	$447,287	3%	(1)%
Average investor margin loans (U.S. platform) (in millions)	$10,834		$10,633	$11,063	$11,575	$11,806	2%	(8)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,212		$2,108	$2,104	$2,153	$2,142	5%	3%

(a)	Excludes securities lending cash management assets and assets managed in the Investment Services business and the Other segment.

(b)	Includes currency overlay assets under management.

(c)	Preliminary.

(d)
Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at Sept. 30, 2016, $1.1 trillion at June 30, 2016 and March 31, 2016 and $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015.

(e)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at Sept. 30, 2016, $56 billion at June 30, 2016 and March 31, 2016, $55 billion at Dec. 31, 2015 and $61 billion at Sept. 30, 2015.

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BNY Mellon 3Q16 Earnings Release

The following table presents key market metrics at period end and on an average basis.

Key market metrics						3Q16 vs.
	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
S&P 500 Index (a)	2168	2099	2060	2044	1920	3%	13%
S&P 500 Index – daily average	2162	2075	1951	2052	2027	4	7
FTSE 100 Index (a)	6899	6504	6175	6242	6062	6	14
FTSE 100 Index – daily average	6765	6204	5988	6271	6399	9	6
MSCI EAFE (a)	1702	1608	1652	1716	1644	6	4
MSCI EAFE – daily average	1677	1648	1593	1732	1785	2	(6)
Barclays Capital Global Aggregate BondSM Index (a)(b)	386	382	368	342	346	1	12
NYSE and NASDAQ share volume (in billions)	186	203	218	198	206	(8)	(10)
JPMorgan G7 Volatility Index – daily average (c)	10.19	11.12	10.60	9.49	9.93	(8)	3
Average Fed Funds effective rate	0.39%	0.37%	0.36%	0.16%	0.13%	2 bps	26 bps
Foreign exchange rates vs. U.S. dollar:
British pound (a)	$1.30	$1.34	$1.44	$1.48	$1.52	(3)%	(14)%
British pound – average rate	1.31	1.43	1.43	1.52	1.55	(8)	(15)
Euro (a)	1.12	1.11	1.14	1.09	1.12	1	—
Euro – average rate	1.12	1.13	1.10	1.10	1.11	(1)	1

(a)	Period end.

(b)	Unhedged in U.S. dollar terms.

(c)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.
bps – basis points.

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BNY Mellon 3Q16 Earnings Release

FEE AND OTHER REVENUE

Fee and other revenue						3Q16 vs.
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Investment services fees:
Asset servicing (a)	$1,067	$1,069	$1,040	$1,032	$1,057	—%	1%
Clearing services	349	350	350	339	345	—	1
Issuer services	337	234	244	199	313	44	8
Treasury services	137	139	131	137	137	(1)	—
Total investment services fees	1,890	1,792	1,765	1,707	1,852	5	2
Investment management and performance fees	860	830	812	864	829	4	4
Foreign exchange and other trading revenue	183	182	175	173	179	1	2
Financing-related fees	58	57	54	51	71	2	(18)
Distribution and servicing	43	43	39	41	41	—	5
Investment and other income	92	74	105	93	59	24	56
Total fee revenue	3,126	2,978	2,950	2,929	3,031	5	3
Net securities gains	24	21	20	21	22	N/M	N/M
Total fee and other revenue	$3,150	$2,999	$2,970	$2,950	$3,053	5%	3%

(a)	Asset servicing fees include securities lending revenue of $51 million in 3Q16, $52 million in 2Q16, $50 million in 1Q16, $46 million in 4Q15 and $38 million in 3Q15.
N/M – Not meaningful.

KEY POINTS

•
Asset servicing fees were $1.1 billion, an increase of 1% year-over-year and a slight decrease sequentially. The year-over-year increase primarily reflects higher money market fees and securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar and downsizing of the UK transfer agency business.

•
Clearing services fees were $349 million, an increase of 1% year-over-year and a slight decrease sequentially. The year-over-year increase was primarily driven by higher money market fees, partially offset by the impact of the previously disclosed lost business.

•
Issuer services fees were $337 million, an increase of 8% year-over-year and 44% sequentially. The year-over-year increase primarily reflects higher corporate actions in Depositary Receipts and higher money market fees in Corporate Trust. The sequential increase primarily reflects seasonally higher fees in Depositary Receipts.

•	Treasury services fees were $137 million, unchanged year-over-year and a decrease of 1% sequentially.

•
Investment management and performance fees were $860 million, an increase of 4% both year-over-year and sequentially. The year-over-year increase primarily reflects higher market values and money market fees, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows of assets under management in prior periods. The sequential increase primarily reflects higher market values.

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BNY Mellon 3Q16 Earnings Release

•	Foreign exchange and other trading revenue
	(in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
	Foreign exchange	$175	$166	$171	$165	$180
	Other trading revenue (loss)	8	16	4	8	(1)
	Total foreign exchange and other trading revenue	$183	$182	$175	$173	$179

Foreign exchange and other trading revenue totaled $183 million in 3Q16 compared with $179 million in 3Q15 and $182 million in 2Q16. In 3Q16, foreign exchange revenue totaled $175 million, a decrease of 3% year-over-year and an increase of 5% sequentially. The year-over-year decrease primarily reflects lower volumes and volatility, partially offset by the positive net impact of foreign currency hedging activity. The year-over-year decrease also reflects the continued trend of clients migrating to lower margin products. The sequential increase primarily reflects higher Depositary Receipt-related foreign exchange activity, partially offset by lower volatility.

Other trading revenue was $8 million in 3Q16, compared with a $1 million loss in 3Q15 and $16 million in 2Q16. The year-over-year increase primarily reflects higher fixed income trading, partially offset by lower equity and other trading. The sequential decrease primarily reflects lower results from derivative trading and hedging activity.

•
Financing-related fees were $58 million in 3Q16 compared with $71 million in 3Q15 and $57 million in 2Q16. The year-over-year decrease primarily reflects lower underwriting fees and lower fees related to secured intraday credit provided to dealers in connection with their tri-party repo activity.

•
Distribution and servicing fees were $43 million in 3Q16 compared with $41 million in 3Q15 and $43 million in 2Q16. The year-over-year increase primarily reflects higher money market fees, partially offset by fees paid to introducing brokers.

•	Investment and other income
	(in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
	Corporate/bank-owned life insurance	$34	$31	$31	$43	$32
	Expense reimbursements from joint venture	18	17	17	16	16
	Seed capital gains (a)	16	11	11	10	7
	Asset-related gains (losses)	8	1	—	5	(9)
	Lease-related gains (losses)	—	—	44	(8)	—
	Equity investment (losses)	(1)	(4)	(3)	(2)	(6)
	Other income	17	18	5	29	19
	Total investment and other income	$92	$74	$105	$93	$59

(a)
Excludes the gain (loss) on seed capital investments in consolidated investment management funds which are reflected in operations of consolidated investment management funds, net of noncontrolling interests. The gain (loss) on seed capital investments in consolidated investment management funds was $8 million in 3Q16, $6 million in 2Q16, $1 million in 1Q16, $11 million in 4Q15 and $(17) million in 3Q15.

Investment and other income was $92 million in 3Q16 compared with $59 million in 3Q15 and $74 million in 2Q16. Both increases primarily reflect higher asset-related and seed capital gains.

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BNY Mellon 3Q16 Earnings Release

NET INTEREST REVENUE

Net interest revenue						3Q16 vs.
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16		3Q15
Net interest revenue (non-FTE)	$774	$767	$766	$760	$759	1%		2%
Net interest revenue (FTE)	786	780	780	774	773	1		2
Net interest margin (FTE)	1.06%	0.98%	1.01%	0.99%	0.98%	8	bps	8	bps

Selected average balances:
Cash/interbank investments	$114,544	$137,995	$127,624	$128,328	$130,090	(17)%		(12)%
Trading account securities	2,176	2,152	3,320	2,786	2,737	1		(20)
Securities	118,405	118,002	118,538	119,532	121,188	—		(2)
Loans	61,578	60,284	61,196	61,964	61,657	2		—
Interest-earning assets	296,703	318,433	310,678	312,610	315,672	(7)		(6)
Interest-bearing deposits	155,109	165,122	162,017	160,334	169,753	(6)		(9)
Noninterest-bearing deposits	81,619	84,033	82,944	85,878	85,046	(3)		(4)

Selected average yields/rates:
Cash/interbank investments	0.43%	0.44%	0.43%	0.32%	0.32%
Trading account securities	2.62	2.45	2.16	2.79	2.74
Securities	1.56	1.56	1.61	1.62	1.60
Loans	1.84	1.85	1.76	1.54	1.56
Interest-earning assets	1.19	1.14	1.16	1.08	1.08
Interest-bearing deposits	(0.02)	0.03	0.04	0.01	0.02

Average cash/interbank investments as a percentage of average interest-earning assets	39%	43%	41%	41%	41%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	28%	26%	27%	27%	27%
FTE – fully taxable equivalent.
bps – basis points.

KEY POINTS

•
Net interest revenue totaled $774 million in 3Q16, an increase of $15 million year-over-year and $7 million sequentially. Both increases primarily reflect the actions we have taken to reduce the levels of our lower yielding interest-earning assets and higher yielding interest-bearing deposits, as well as the impact of higher market interest rates. The sequential increase also reflects higher average loans.

•
As we previously indicated, we have been evaluating the impact of our resolution plan strategy on net interest revenue. We currently believe that it requires us to issue approximately $2-4 billion of incremental unsecured long-term debt above our typical funding requirements by July 2017 to satisfy resource needs in a time of distress. This estimate is subject to change as we further refine our strategy and related assumptions. This is currently expected to have a modest negative impact to net interest revenue.

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BNY Mellon 3Q16 Earnings Release

NONINTEREST EXPENSE

Noninterest expense						3Q16 vs.
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Staff	$1,467	$1,412	$1,459	$1,481	$1,437	4%	2%
Professional, legal and other purchased services	292	290	278	328	301	1	(3)
Software and equipment	215	223	219	225	226	(4)	(5)
Net occupancy	143	152	142	148	152	(6)	(6)
Distribution and servicing	105	102	100	92	95	3	11
Sub-custodian	59	70	59	60	65	(16)	(9)
Business development	52	65	57	75	59	(20)	(12)
Other	231	240	241	201	268	(4)	(14)
Amortization of intangible assets	61	59	57	64	66	3	(8)
M&I, litigation and restructuring charges	18	7	17	18	11	N/M	N/M
Total noninterest expense – GAAP	$2,643	$2,620	$2,629	$2,692	$2,680	1%	(1)%

Total staff expense as a percentage of total revenue	37%	37%	39%	40%	38%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,564	$2,554	$2,555	$2,610	$2,603	—%	(1)%
N/M – Not meaningful.

KEY POINTS

•
Total noninterest expense decreased 1% year-over-year and increased 1% sequentially. Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP) decreased 1% year-over-year and increased slightly sequentially.

•
The year-over-year decrease reflects lower expenses in most categories, primarily driven by the favorable impact of a stronger U.S. dollar, lower other, software and equipment, legal, net occupancy and business development expenses, partially offset by higher staff and distribution and servicing expenses. The increase in staff expense was primarily due to higher incentive and severance expenses and the annual employee merit increase, partially offset by lower temporary services expense. We continue to benefit from the savings generated by the business improvement process, including the continued impact from vendor renegotiations, and the execution of additional real estate actions that will allows us to optimize our physical footprint and improve how our employees work.

•
The sequential increase primarily reflects higher staff expense and M&I, litigation and restructuring charges, partially offset by lower expenses in nearly all other expense categories including business development, sub-custodian, net occupancy, other and software and equipment expenses.

Page - 10

BNY Mellon 3Q16 Earnings Release

INVESTMENT SECURITIES PORTFOLIO

At Sept. 30, 2016, the fair value of our investment securities portfolio totaled $118.7 billion. The net unrealized pre-tax gain on our total securities portfolio was $1.4 billion at Sept. 30, 2016 compared with $1.6 billion at June 30, 2016. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in market interest rates. At Sept. 30, 2016, the fair value of the held-to-maturity securities totaled $41.4 billion and represented 35% of the fair value of the total investment securities portfolio.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio (dollars in millions)	June 30, 2016		3Q16 change in unrealized gain (loss)	Sept. 30, 2016			Fair value as a % of amortized cost (a)	Unrealized gain (loss)		Ratings
													BB+ and lower
	Fair value			Amortized cost	Fair value					AAA/ AA-	A+/ A-	BBB+/ BBB-		Not rated
Agency RMBS	$49,506		$(70)	$48,498	$48,987		101%	$489		100%	—%	—%	—%	—%
U.S. Treasury	23,893		(154)	25,112	25,135		100	23		100	—	—	—	—
Sovereign debt/sovereign guaranteed	15,605		12	15,690	15,998		102	308		74	5	21	—	—
Non-agency RMBS (b)	1,529		5	1,166	1,463		80	297		—	1	1	90	8
Non-agency RMBS	797		8	741	757		94	16		8	4	16	71	1
European floating rate notes	1,104		15	869	851		98	(18)		71	22	7	—	—
Commercial MBS	6,316		8	7,236	7,310		101	74		98	2	—	—	—
State and political subdivisions	3,765		(24)	3,494	3,578		102	84		80	17	—	—	3
Foreign covered bonds	2,376		(4)	2,395	2,433		102	38		100	—	—	—	—
Corporate bonds	1,610		(3)	1,585	1,638		103	53		16	68	16	—	—
CLO	2,482		16	2,530	2,534		100	4		100	—	—	—	—
U.S. Government agencies	1,889		3	1,820	1,808		99	(12)		100	—	—	—	—
Consumer ABS	2,454		7	2,202	2,203		100	1		98	—	2	—	—
Other (c)	4,002		(23)	3,931	3,961		101	30		60	—	38	—	2
Total investment securities	$117,328	(d)	$(204)	$117,269	$118,656	(d)	101%	$1,387	(d)(e)	91%	2%	5%	2%	—%
(a)    Amortized cost before impairments.

(b)
These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.

(c)
Includes commercial paper with a fair value of $1.7 billion and $1.5 billion and money market funds with a fair value of $865 million and $931 million at June 30, 2016 and Sept. 30, 2016, respectively.

(d)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $1,023 million at June 30, 2016 and $1,001 million at Sept. 30, 2016.

(e)	Unrealized gains of $728 million at Sept. 30, 2016 related to available-for-sale securities.

Page - 11

BNY Mellon 3Q16 Earnings Release

NONPERFORMING ASSETS

Nonperforming assets (dollars in millions)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015
Loans:
Other residential mortgages	$93	$97	$103
Wealth management loans and mortgages	7	10	12
Lease financing	4	4	—
Commercial real estate	1	2	1
Financial institutions	—	171	—
Total nonperforming loans	105	284	116
Other assets owned	4	5	7
Total nonperforming assets	$109	$289	$123
Nonperforming assets ratio	0.17%	0.45%	0.20%
Allowance for loan losses/nonperforming loans	141.0	55.6	156.0
Total allowance for credit losses/nonperforming loans	261.0	98.6	241.4

Nonperforming assets were $109 million at Sept. 30, 2016, a decrease of $180 million compared with June 30, 2016. The decrease in nonperforming loans reflects the receipt of trust assets from the bankruptcy proceedings of Sentinel.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs (in millions)	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015
Allowance for credit losses - beginning of period	$280	$287	$278
Provision for credit losses	(19)	(9)	1
Net recoveries:
Financial institutions	13	—	—
Other residential mortgages	—	1	1
Foreign	—	1	—
Net recoveries	13	2	1
Allowance for credit losses - end of period	$274	$280	$280
Allowance for loan losses	$148	$158	$181
Allowance for lending-related commitments	126	122	99

The allowance for credit losses was $274 million at Sept. 30, 2016, a decrease of $6 million compared with $280 million at June 30, 2016. Net recoveries of $13 million in 3Q16 were recorded in the financial institutions portfolio. The recovery reflects the receipt of trust assets from the bankruptcy proceedings of Sentinel in excess of the carrying value of $171 million.

Page - 12

BNY Mellon 3Q16 Earnings Release

CAPITAL AND LIQUIDITY

Capital ratios	Sept. 30, 2016	June 30, 2016	Dec. 31, 2015
Consolidated regulatory capital ratios: (a)
Standardized:
CET1 ratio	12.1%	11.8%	11.5%
Tier 1 capital ratio	14.3	13.4	13.1
Total (Tier 1 plus Tier 2) capital ratio	14.7	13.8	13.5
Advanced:
CET1 ratio	10.5	10.2	10.8
Tier 1 capital ratio	12.4	11.5	12.3
Total (Tier 1 plus Tier 2) capital ratio	12.6	11.7	12.5
Leverage capital ratio (b)	6.6	5.8	6.0
Supplementary leverage ratio (“SLR”)	6.0	5.3	5.4
BNY Mellon shareholders’ equity to total assets ratio – GAAP (c)	10.6	10.4	9.7
BNY Mellon common shareholders’ equity to total assets ratio – GAAP (c)	9.7	9.7	9.0
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.5	6.6	6.5

Selected regulatory capital ratios – fully phased-in – Non-GAAP: (a)(d)
CET1 ratio:
Standardized Approach	11.3	11.0	10.2
Advanced Approach	9.8	9.5	9.5
SLR	5.7	5.0	4.9

(a)
Regulatory capital ratios for Sept. 30, 2016 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches.

(b)	The leverage capital ratio is based on Tier 1 capital, as phased-in and quarterly average total assets.

(c)	See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for a reconciliation of these ratios.

(d)	Estimated.

CET1 generation in 3Q16 – preliminary	Transitional basis (b)	Fully phased-in - Non-GAAP (c)

(in millions)
CET1 – Beginning of period	$18,275	$16,873
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	974	974
Goodwill and intangible assets, net of related deferred tax liabilities	109	131
Gross CET1 generated	1,083	1,105
Capital deployed:
Dividends	(205)	(205)
Common stock repurchased	(464)	(464)
Total capital deployed	(669)	(669)
Other comprehensive income	(211)	(233)
Additional paid-in capital (a)	74	74
Other	7	9
Total other deductions	(130)	(150)
Net CET1 generated	284	286
CET1 – End of period	$18,559	$17,159
(a)    Primarily related to stock awards, the exercise of stock options and stock issued for employee benefit plans.
(b)    Reflects transitional adjustments to CET1 required under the U.S. capital rules.
(c)    Estimated.

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BNY Mellon 3Q16 Earnings Release

The table presented below compares the fully phased-in Basel III capital components and risk-based ratios to those capital components and ratios determined on a transitional basis.

Basel III capital components and ratios	Sept. 30, 2016 (a)		June 30, 2016		Dec. 31, 2015
(dollars in millions)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)	Transitional basis (b)	Fully phased-in - Non-GAAP (c)
CET1:
Common shareholders’ equity	$36,450	$36,153	$36,282	$36,007	$36,067	$35,485
Goodwill and intangible assets	(17,505)	(18,527)	(17,614)	(18,658)	(17,295)	(18,911)
Net pension fund assets	(56)	(94)	(56)	(94)	(46)	(116)
Equity method investments	(314)	(347)	(322)	(356)	(296)	(347)
Deferred tax assets	(15)	(25)	(14)	(23)	(8)	(20)
Other	(1)	(1)	(1)	(3)	(5)	(9)
Total CET1	18,559	17,159	18,275	16,873	18,417	16,082
Other Tier 1 capital:
Preferred stock	3,542	3,542	2,552	2,552	2,552	2,552
Trust preferred securities	—	—	—	—	74	—
Deferred tax assets	(10)	—	(9)	—	(12)	—
Net pension fund assets	(38)	—	(38)	—	(70)	—
Other	(110)	(109)	(112)	(110)	(25)	(22)
Total Tier 1 capital	21,943	20,592	20,668	19,315	20,936	18,612

Tier 2 capital:
Trust preferred securities	156	—	161	—	222	—
Subordinated debt	149	149	149	149	149	149
Allowance for credit losses	274	274	280	280	275	275
Other	(6)	(7)	(6)	(7)	(12)	(12)
Total Tier 2 capital - Standardized Approach	573	416	584	422	634	412
Excess of expected credit losses	27	27	36	36	37	37
Less: Allowance for credit losses	274	274	280	280	275	275
Total Tier 2 capital - Advanced Approach	$326	$169	$340	$178	$396	$174

Total capital:
Standardized Approach	$22,516	$21,008	$21,252	$19,737	$21,570	$19,024
Advanced Approach	$22,269	$20,761	$21,008	$19,493	$21,332	$18,786

Risk-weighted assets:
Standardized Approach	$153,042	$151,797	$154,464	$153,198	$159,893	$158,015
Advanced Approach	$177,104	$175,784	$179,172	$177,829	$170,384	$168,509

Standardized Approach:
CET1 ratio	12.1%	11.3%	11.8%	11.0%	11.5%	10.2%
Tier 1 capital ratio	14.3	13.6	13.4	12.6	13.1	11.8
Total (Tier 1 plus Tier 2) capital ratio	14.7	13.8	13.8	12.9	13.5	12.0
Advanced Approach:
CET1 ratio	10.5%	9.8%	10.2%	9.5%	10.8%	9.5%
Tier 1 capital ratio	12.4	11.7	11.5	10.9	12.3	11.0
Total (Tier 1 plus Tier 2) capital ratio	12.6	11.8	11.7	11.0	12.5	11.1
(a)    Preliminary.
(b)    Reflects transitional adjustments to CET1, Tier 1 capital and Tier 2 capital required under the U.S. capital rules.
(c)    Estimated.

BNY Mellon has presented its estimated fully phased-in CET1 and other risk-based capital ratios and the fully phased-in SLR based on its interpretation of the U.S. capital rules, which are being gradually phased-in over a multi-year period, and on the application of such rules to BNY Mellon’s businesses as currently conducted. Management views the estimated fully phased-in CET1 and other risk-based capital ratios and fully phased-in SLR as key measures in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the estimated fully phased-in CET1 and other risk-based capital ratios

Page - 14

BNY Mellon 3Q16 Earnings Release

and fully phased-in SLR are intended to allow investors to compare these ratios with estimates presented by other companies.

Our capital and liquidity ratios are necessarily subject to, among other things, BNY Mellon’s further review of applicable rules, anticipated compliance with all necessary enhancements to model calibration, approval by regulators of certain models used as part of RWA calculations, other refinements, further implementation guidance from regulators, market practices and standards and any changes BNY Mellon may make to its businesses. Consequently, our capital and liquidity ratios remain subject to ongoing review and revision and may change based on these factors.

Supplementary Leverage Ratio (“SLR”)

The following table presents the SLR on both the transitional and fully phased-in Basel III basis for BNY Mellon and our largest bank subsidiary, The Bank of New York Mellon.

SLR	Sept. 30, 2016 (a)		June 30, 2016		Dec. 31, 2015
(dollars in millions)	Transitional basis	Fully phased-in - Non-GAAP (b)	Transitional basis	Fully phased-in - Non-GAAP (b)	Transitional basis	Fully phased-in - Non-GAAP (b)
Consolidated:
Tier 1 capital	$21,943	$20,592	$20,668	$19,315	$20,936	$18,612

Total leverage exposure:
Quarterly average total assets	$351,230	$351,230	$374,220	$374,220	$368,590	$368,590
Less: Amounts deducted from Tier 1 capital	17,760	19,095	17,876	19,234	17,650	19,403
Total on-balance sheet assets	333,470	332,135	356,344	354,986	350,940	349,187
Off-balance sheet exposures:
Potential future exposure for derivatives contracts (plus certain other items)	6,149	6,149	6,125	6,125	7,158	7,158
Repo-style transaction exposures	447	447	402	402	440	440
Credit-equivalent amount of other off-balance sheet exposures (less SLR exclusions)	23,571	23,571	24,157	24,157	26,025	26,025
Total off-balance sheet exposures	30,167	30,167	30,684	30,684	33,623	33,623
Total leverage exposure	$363,637	$362,302	$387,028	$385,670	$384,563	$382,810

SLR - Consolidated (c)	6.0%	5.7%	5.3%	5.0%	5.4%	4.9%

The Bank of New York Mellon, our largest bank subsidiary:
Tier 1 capital	$18,701	$17,592	$18,049	$16,948	$16,814	$15,142
Total leverage exposure	$299,615	$299,236	$322,978	$322,588	$316,812	$316,270

SLR - The Bank of New York Mellon (c)	6.2%	5.9%	5.6%	5.3%	5.3%	4.8%

(a)	Sept. 30, 2016 information is preliminary.

(b)	Estimated.

(c)
The estimated fully phased-in SLR (Non-GAAP) is based on our interpretation of the U.S. capital rules. When the SLR is fully phased-in in 2018 as a required minimum ratio, we expect to maintain an SLR of over 5%. The minimum required SLR is 3% and there is a 2% buffer, in addition to the minimum, that is applicable to U.S. G-SIBs. The insured depository institution subsidiaries of the U.S. G-SIBs, including those of BNY Mellon, must maintain a 6% SLR to be considered “well capitalized.”

Liquidity Coverage Ratio (“LCR”)

The U.S. LCR rules became effective Jan. 1, 2015 and currently require BNY Mellon to meet an LCR of 90%, increasing to 100% when fully phased-in on Jan. 1, 2017. Our estimated LCR on a consolidated basis is compliant with the fully phased-in requirements of the U.S. LCR as of Sept. 30, 2016 based on our understanding of the U.S. LCR rules. Our consolidated HQLA before haircuts, totaled $195 billion at Sept. 30, 2016, compared with $191 billion at June 30, 2016 and $218 billion at Dec. 31, 2015.

Page - 15

BNY Mellon 3Q16 Earnings Release

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

(dollars in millions, unless otherwise noted)							3Q16 vs.
	3Q16		2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Revenue:
Investment management fees:
Mutual funds	$309		$304	$300	$294	$301	2%	3%
Institutional clients	362		344	334	350	347	5	4
Wealth management	166		160	152	155	156	4	6
Investment management fees (a)	837		808	786	799	804	4	4
Performance fees	8		9	11	55	7	N/M	14
Investment management and performance fees	845		817	797	854	811	3	4
Distribution and servicing	49		49	46	39	37	—	32
Other (a)	(18)		(10)	(31)	22	(5)	N/M	N/M
Total fee and other revenue (a)	876		856	812	915	843	2	4
Net interest revenue	82		82	83	84	83	—	(1)
Total revenue	958		938	895	999	926	2	3
Provision for credit losses	—		1	(1)	(4)	1	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	680		684	660	689	665	(1)	2
Income before taxes (ex. amortization of intangible assets)	278		253	236	314	260	10	7
Amortization of intangible assets	22		19	19	24	24	16	(8)
Income before taxes	$256		$234	$217	$290	$236	9%	8%

Pre-tax operating margin	27%		25%	24%	29%	25%
Adjusted pre-tax operating margin - Non-GAAP (b)	33%		31%	30%	36%	34%

Changes in AUM (in billions): (c)
Beginning balance of AUM	$1,664		$1,639	$1,625	$1,625	$1,700
Net inflows (outflows):
Long-term:
Equity	(3)		(2)	(3)	(9)	(4)
Fixed income	—		(2)	—	1	(3)
Liability-driven investments (d)	4		15	14	11	11
Alternative investments	2		1	1	2	1
Total long-term active inflows	3		12	12	5	5
Index	(2)		(17)	(11)	(16)	(10)
Total long-term inflows (outflows)	1		(5)	1	(11)	(5)
Short term:
Cash	(1)		4	(9)	2	(10)
Total net inflows (outflows)	—		(1)	(8)	(9)	(15)
Net market impact/other	80		71	41	24	(35)
Net currency impact	(29)		(47)	(19)	(15)	(25)
Acquisition	—		2	—	—	—
Ending balance of AUM	$1,715	(e)	$1,664	$1,639	$1,625	$1,625	3%	6%

AUM at period end, by product type: (c)
Equity	13%		14%	14%	14%	14%
Fixed income	14		13	13	13	13
Index	18		18	19	20	20
Liability-driven investments (d)	35		34	33	32	32
Alternative investments	4		4	4	4	4
Cash	16		17	17	17	17
Total AUM	100%	(e)	100%	100%	100%	100%

Average balances:
Average loans	$15,308		$14,795	$14,275	$13,447	$12,779	3%	20%
Average deposits	$15,600		$15,518	$15,971	$15,497	$15,282	1%	2%

(a)
Total fee and other revenue includes the impact of the consolidated investment management funds, net of noncontrolling interests. See page 28 for a breakdown of the revenue line items in the Investment Management business impacted by the consolidated investment management funds. Additionally, other revenue includes asset servicing, treasury services, foreign exchange and other trading revenue and investment and other income.

(b)
Excludes the net negative impact of money market fee waivers, amortization of intangible assets and provision for credit losses and is net of distribution and servicing expense. See “Supplemental information – Explanation of GAAP and Non-GAAP financial measures” beginning on page 24 for the reconciliation of this Non-GAAP measure.

(c)	Excludes securities lending cash management assets and assets managed in the Investment Services business and the Other segment.

(d)	Includes currency overlay assets under management.

(e)	Preliminary.
N/M – Not meaningful.

Page - 16

BNY Mellon 3Q16 Earnings Release

INVESTMENT MANAGEMENT KEY POINTS

•	Income before taxes, excluding amortization of intangible assets, totaled $278 million in 3Q16, an increase of 7% year-over-year and 10% sequentially.

•	Pre-tax operating margin of 27% in 3Q16 increased 126 basis points year-over-year and 184 basis points sequentially.

•	Adjusted pre-tax operating margin (Non-GAAP) of 33% in 3Q16 decreased 17 basis points year-over-year and increased 220 basis points sequentially.

•	Total revenue was $958 million, an increase of 3% year-over-year and 2% sequentially.

•	40% non-U.S. revenue in 3Q16 vs. 42% in 3Q15.

•
Investment management fees were $837 million, an increase of 4% both year-over-year and sequentially. The year-over-year increase primarily reflects higher market values and money market fees, partially offset by the unfavorable impact of a stronger U.S. dollar (principally versus the British pound) and net outflows of assets under management in prior periods. The sequential increase primarily reflects higher market values.

•	Net long-term inflows of $1 billion in 3Q16 were a combination of $3 billion of inflows into actively managed strategies and $2 billion of outflows from index strategies.

•	3Q16 is our 5th consecutive quarter with active inflows reflecting our strategy to focus on high-value active solutions.

•	Net short-term outflows were $1 billion in 3Q16.

•	Performance fees were $8 million in 3Q16 compared with $7 million in 3Q15 and $9 million in 2Q16.

•	Distribution and servicing fees were $49 million in 3Q16 compared with $37 million in 3Q15 and $49 million in 2Q16. The year-over-year increase primarily reflects higher money market fees.

•
Other revenue was a loss of $18 million in 3Q16 compared with a loss of $5 million in 3Q15 and a loss of $10 million in 2Q16. Both decreases primarily reflect losses on hedging activity and investments, partially offset by higher seed capital gains. The year-over-year decrease also reflects payments to Investment Services related to higher money market fees.

•
Net interest revenue decreased 1% year-over-year and was unchanged sequentially. The year-over-year decrease primarily reflects the impact of the 1Q16 changes in the internal crediting rates, partially offset by record average loans and higher average deposits.

•
Average loans increased 20% year-over-year and 3% sequentially; average deposits increased 2% year-over-year and 1% sequentially. The increases in average loans were driven by our program to extend banking solutions to high net worth clients.

•
Total noninterest expense (excluding amortization of intangible assets) increased 2% year-over-year and decreased 1% sequentially. The year-over-year increase was primarily driven by higher distribution and servicing expense as a result of lower money market fee waivers and higher incentive and severance expenses, partially offset by the impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower other expenses, partially offset by higher incentive and severance expenses.

Page - 17

BNY Mellon 3Q16 Earnings Release

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions and credit-related activities.

(dollars in millions, unless otherwise noted)							3Q16 vs.
	3Q16		2Q16	1Q16	4Q15	3Q15	2Q16	3Q15
Revenue:
Investment services fees:
Asset servicing	$1,039		$1,043	$1,016	$1,009	$1,034	—%	—%
Clearing services	347		350	348	337	345	(1)	1
Issuer services	336		233	244	199	312	44	8
Treasury services	136		137	129	135	135	(1)	1
Total investment services fees	1,858		1,763	1,737	1,680	1,826	5	2
Foreign exchange and other trading revenue	177		161	168	150	179	10	(1)
Other (a)	148		130	125	127	129	14	15
Total fee and other revenue	2,183		2,054	2,030	1,957	2,134	6	2
Net interest revenue	715		690	679	664	662	4	8
Total revenue	2,898		2,744	2,709	2,621	2,796	6	4
Provision for credit losses	1		(7)	14	8	7	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	1,812		1,819	1,770	1,791	1,853	—	(2)
Income before taxes (ex. amortization of intangible assets)	1,085		932	925	822	936	16	16
Amortization of intangible assets	39		40	38	40	41	(3)	(5)
Income before taxes	$1,046		$892	$887	$782	$895	17%	17%

Pre-tax operating margin	36%		33%	33%	30%	32%
Pre-tax operating margin (ex. provision for credit losses and amortization of intangible assets)	37%		34%	35%	32%	34%

Investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets)	103%		97%	98%	94%	99%

Securities lending revenue	$42		$42	$42	$39	$33	—%	27%

Metrics:
Average loans	$44,329		$43,786	$45,004	$45,844	$46,222	1%	(4)%
Average deposits	$220,316		$221,998	$215,707	$229,241	$232,250	(1)%	(5)%

AUC/A at period end (in trillions) (b)	$30.5	(c)	$29.5	$29.1	$28.9	$28.5	3%	7%
Market value of securities on loan at period end (in billions) (d)	$288		$278	$300	$277	$288	4%	—%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$150	(c)	$167	$40	$49	$84

Depositary Receipts:
Number of sponsored programs	1,094		1,112	1,131	1,145	1,176	(2)%	(7)%

Clearing services:
Average active clearing accounts (U.S. platform) (in thousands)	5,942		5,946	5,947	5,959	6,107	—%	(3)%
Average long-term mutual fund assets (U.S. platform)	$443,112		$431,150	$415,025	$437,260	$447,287	3%	(1)%
Average investor margin loans (U.S. platform)	$10,834		$10,633	$11,063	$11,575	$11,806	2%	(8)%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,212		$2,108	$2,104	$2,153	$2,142	5%	3%

(a)	Other revenue includes investment management fees, financing-related fees, distribution and servicing revenue and investment and other income.

(b)	Includes the AUC/A of CIBC Mellon of $1.2 trillion at Sept. 30, 2016, $1.1 trillion at June 30, 2016 and March 31, 2016 and $1.0 trillion at Dec. 31, 2015 and Sept. 30, 2015.

(c)	Preliminary.

(d)
Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $64 billion at Sept. 30, 2016, $56 billion at June 30, 2016 and March 31, 2016, $55 billion at Dec. 31, 2015 and $61 billion at Sept. 30, 2015.

N/M - Not meaningful.

Page - 18

BNY Mellon 3Q16 Earnings Release

INVESTMENT SERVICES KEY POINTS

•	Income before taxes, excluding amortization of intangible assets, totaled $1.1 billion in 3Q16.

•
The pre-tax operating margin, excluding the provision for credit losses and amortization of intangible assets, was 37% in 3Q16 and the investment services fees as a percentage of noninterest expense (ex. amortization of intangible assets) was 103% in 3Q16, reflecting the continued focus on the business improvement process to drive operating leverage.

•	Investment services fees were $1.9 billion, an increase of 2% year-over-year and 5% sequentially.

•
Asset servicing fees (global custody, broker-dealer services and global collateral services) were $1.039 billion in 3Q16 compared with $1.034 billion in 3Q15 and $1.043 billion in 2Q16. The year-over-year increase primarily reflects higher money market fees and securities lending revenue, partially offset by the unfavorable impact of a stronger U.S. dollar and downsizing of the UK transfer agency business.

--    Estimated new business wins (AUC/A) in Asset Servicing of $150 billion in 3Q16.

•
Clearing services fees were $347 million in 3Q16 compared with $345 million in 3Q15 and $350 million in 2Q16. The year-over-year increase was primarily driven by higher money market fees, partially offset by the impact of the previously disclosed lost business.

•
Issuer services fees (Corporate Trust and Depositary Receipts) were $336 million in 3Q16 compared with $312 million in 3Q15 and $233 million in 2Q16. The year-over-year increase primarily reflects higher corporate actions in Depositary Receipts and higher money market fees in Corporate Trust. The sequential increase primarily reflects seasonally higher fees in Depositary Receipts.

•	Treasury services fees were $136 million in 3Q16 compared with $135 million in 3Q15 and $137 million in 2Q16.

•
Foreign exchange and other trading revenue was $177 million in 3Q16 compared with $179 million in 3Q15 and $161 million in 2Q16. The year-over-year decrease primarily reflects lower volumes and volatility. The year-over-year decrease also reflects the continued trend of clients migrating to lower margin products. The sequential increase primarily reflects higher Depositary Receipt-related foreign exchange activity, partially offset by lower volatility.

•
Other revenue was $148 million in 3Q16 compared with $129 million in 3Q15 and $130 million in 2Q16. Both comparisons reflect increased payments from Investment Management related to higher money market fees, and termination fees related to lost business in our clearing services business. The year-over-year increase is partially offset by certain fees paid to introducing brokers and lower financing-related fees. The sequential increase also reflects higher financing-related fees.

•
Net interest revenue was $715 million in 3Q16 compared with $662 million in 3Q15 and $690 million in 2Q16. The year-over-year increase primarily reflects the impact of the 1Q16 changes in the internal crediting rates for deposits. The sequential increase primarily reflects higher asset yields and lower interest on deposits.

•
Noninterest expense (excluding amortization of intangible assets) was $1.812 billion in 3Q16 compared with $1.853 billion in 3Q15 and $1.819 billion in 2Q16. The year-over-year decrease primarily reflects lower other, temporary services and legal expenses. Both decreases also reflect lower sub-custodian and business development expenses, partially offset by higher incentive and severance expenses and the annual employee merit increase.

Page - 19

BNY Mellon 3Q16 Earnings Release

OTHER SEGMENT primarily includes leasing operations, corporate treasury activities, derivatives, global markets, business exits and other corporate revenue and expense items.

(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Revenue:
Fee and other revenue	$100	$95	$129	$89	$59
Net interest (expense) revenue	(23)	(5)	4	12	14
Total revenue	77	90	133	101	73
Provision for credit losses	(20)	(3)	(3)	159	(7)
Noninterest expense (ex. amortization of intangible assets and restructuring charges (recoveries))	88	53	141	150	97
Income (loss) before taxes (ex. amortization of intangible assets and restructuring charges (recoveries))	9	40	(5)	(208)	(17)
Amortization of intangible assets	—	—	—	—	1
M&I and restructuring charges (recoveries)	—	3	(1)	(4)	(2)
Income (loss) before taxes	$9	$37	$(4)	$(204)	$(16)

Average loans and leases	$1,941	$1,703	$1,917	$2,673	$2,656

KEY POINTS

•
Total fee and other revenue increased $41 million compared with 3Q15 and $5 million compared with 2Q16. Both increases primarily reflect higher asset-related gains. The year-over-year increase also reflects the positive net impact of foreign currency hedging activity and higher fixed income trading.

•
Net interest revenue decreased $37 million compared with 3Q15 and $18 million compared with 2Q16. Both decreases were driven by the results of the leasing portfolio inclusive of changes to internal transfer pricing in 1Q16.

•
The provision for credit losses was a credit of $20 million in 3Q16 primarily reflecting a net recovery of $13 million recorded in the financial institutions portfolio. The recovery reflects the receipt of trust assets from the bankruptcy proceedings of Sentinel in excess of the carrying value.

•
Noninterest expense, excluding amortization of intangible assets and restructuring charges (recoveries), decreased $9 million compared with 3Q15 and increased $35 million compared with 2Q16. The year-over-year decrease primarily reflects lower equipment and occupancy expenses, partially offset by higher other expense. The sequential increase was primarily driven by the annual employee merit increase and higher professional, legal, and other purchased services.

Page - 20

BNY Mellon 3Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015

Fee and other revenue
Investment services fees:
Asset servicing	$1,067	$1,069	$1,057	$3,176	$3,155
Clearing services	349	350	345	1,049	1,036
Issuer services	337	234	313	815	779
Treasury services	137	139	137	407	418
Total investment services fees	1,890	1,792	1,852	5,447	5,388
Investment management and performance fees	860	830	829	2,502	2,574
Foreign exchange and other trading revenue	183	182	179	540	595
Financing-related fees	58	57	71	169	169
Distribution and servicing	43	43	41	125	121
Investment and other income	92	74	59	271	223
Total fee revenue	3,126	2,978	3,031	9,054	9,070
Net securities gains	24	21	22	65	62
Total fee and other revenue	3,150	2,999	3,053	9,119	9,132
Operations of consolidated investment management funds
Investment income (loss)	20	10	(6)	27	96
Interest of investment management fund note holders	3	—	16	6	26
Income (loss) from consolidated investment management funds	17	10	(22)	21	70
Net interest revenue
Interest revenue	874	890	838	2,647	2,492
Interest expense	100	123	79	340	226
Net interest revenue	774	767	759	2,307	2,266
Total revenue	3,941	3,776	3,790	11,447	11,468
Provision for credit losses	(19)	(9)	1	(18)	(3)
Noninterest expense
Staff	1,467	1,412	1,437	4,338	4,356
Professional, legal and other purchased services	292	290	301	860	902
Software and equipment	215	223	226	657	682
Net occupancy	143	152	152	437	452
Distribution and servicing	105	102	95	307	289
Sub-custodian	59	70	65	188	210
Business development	52	65	59	174	192
Other	231	240	268	712	760
Amortization of intangible assets	61	59	66	177	197
M&I, litigation and restructuring charges	18	7	11	42	67
Total noninterest expense	2,643	2,620	2,680	7,892	8,107
Income
Income before income taxes	1,317	1,165	1,109	3,573	3,364
Provision for income taxes	324	290	282	897	838
Net income	993	875	827	2,676	2,526
Net (income) loss attributable to noncontrolling interests (includes $(9), $(4), $5, $(6) and $(63) related to consolidated investment management funds, respectively)	(6)	(2)	6	1	(61)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	987	873	833	2,677	2,465
Preferred stock dividends	(13)	(48)	(13)	(74)	(49)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$974	$825	$820	$2,603	$2,416

Page - 21

BNY Mellon 3Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement - continued

Net income applicable to common shareholders of The Bank of New York Mellon Corporation used for the earnings per share calculation	Quarter ended			Year-to-date
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
(in millions)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$974	$825	$820	$2,603	$2,416
Less: Earnings allocated to participating securities	15	13	6	39	34
Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$959	$812	$814	$2,564	$2,382

Average common shares and equivalents outstanding of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
(in thousands)
Basic	1,062,248	1,072,583	1,098,003	1,071,457	1,110,056
Diluted	1,067,682	1,078,271	1,105,645	1,077,150	1,117,975

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	Sept. 30, 2016	June 30, 2016	Sept. 30, 2015	Sept. 30, 2016	Sept. 30, 2015
(in dollars)
Basic	$0.90	$0.76	$0.74	$2.39	$2.15
Diluted	$0.90	$0.75	$0.74	$2.38	$2.13

Page - 22

BNY Mellon 3Q16 Earnings Release

THE BANK OF NEW YORK MELLON CORPORATION
Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Sept. 30, 2016	June 30, 2016	Dec. 31, 2015

Assets
Cash and due from:
Banks	$4,957	$5,809	$6,537
Interest-bearing deposits with the Federal Reserve and other central banks	80,359	88,080	113,203
Interest-bearing deposits with banks	14,416	13,303	15,146
Federal funds sold and securities purchased under resale agreements	34,851	28,060	24,373
Securities:
Held-to-maturity (fair value of $41,387, $41,804 and $43,204)	40,728	41,053	43,312
Available-for-sale	78,270	76,547	75,867
Total securities	118,998	117,600	119,179
Trading assets	5,340	7,148	7,368
Loans	65,997	64,513	63,703
Allowance for loan losses	(148)	(158)	(157)
Net loans	65,849	64,355	63,546
Premises and equipment	1,338	1,399	1,379
Accrued interest receivable	522	540	562
Goodwill	17,449	17,501	17,618
Intangible assets	3,671	3,738	3,842
Other assets	25,355	23,735	19,626
Subtotal assets of operations	373,105	371,268	392,379
Assets of consolidated investment management funds, at fair value:
Trading assets	873	959	1,228
Other assets	136	124	173
Subtotal assets of consolidated investment management funds, at fair value	1,009	1,083	1,401
Total assets	$374,114	$372,351	$393,780
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$105,632	$99,035	$96,277
Interest-bearing deposits in U.S. offices	56,713	58,519	51,704
Interest-bearing deposits in Non-U.S. offices	99,033	102,124	131,629
Total deposits	261,378	259,678	279,610
Federal funds purchased and securities sold under repurchase agreements	8,052	7,611	15,002
Trading liabilities	4,154	6,195	4,501
Payables to customers and broker-dealers	21,162	21,172	21,900
Other borrowed funds	993	1,098	523
Accrued taxes and other expenses	5,687	5,385	5,986
Other liabilities (includes allowance for lending-related commitments of $126, $122 and $118)	7,709	8,105	5,490
Long-term debt	24,374	23,573	21,547
Subtotal liabilities of operations	333,509	332,817	354,559
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	219	214	229
Other liabilities	13	23	17
Subtotal liabilities of consolidated investment management funds, at fair value	232	237	246
Total liabilities	333,741	333,054	354,805
Temporary equity
Redeemable noncontrolling interests	178	172	200
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 35,826, 25,826 and 25,826 shares	3,542	2,552	2,552
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,325,167,583, 1,323,941,399 and 1,312,941,113 shares	13	13	13
Additional paid-in capital	25,637	25,563	25,262
Retained earnings	22,002	21,233	19,974
Accumulated other comprehensive loss, net of tax	(2,785)	(2,552)	(2,600)
Less: Treasury stock of 267,830,962, 256,266,980 and 227,598,128 common shares, at cost	(8,714)	(8,250)	(7,164)
Total The Bank of New York Mellon Corporation shareholders’ equity	39,695	38,559	38,037
Nonredeemable noncontrolling interests of consolidated investment management funds	500	566	738
Total permanent equity	40,195	39,125	38,775
Total liabilities, temporary equity and permanent equity	$374,114	$372,351	$393,780

Page - 23

BNY Mellon 3Q16 Earnings Release

SUPPLEMENTAL INFORMATION – EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based on fully phased-in CET1 and other risk-based capital ratios, the fully phased-in SLR and tangible common shareholders’ equity. BNY Mellon believes that the Basel III CET1 and other risk-based capital ratios on a fully phased-in basis, the SLR on a fully phased-in basis and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the capital ratios which are, or were, required by regulatory authorities. The tangible common shareholders’ equity ratio, which excludes goodwill and intangible assets net of deferred tax liabilities, includes changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its reconciliation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes and the assets of consolidated investment management funds to which BNY Mellon has limited economic exposure. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of those assets that can generate income. BNY Mellon has provided a measure of tangible book value per common share, which it believes provides additional useful information as to the level of tangible assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds, and expense measures which exclude M&I, litigation and restructuring charges and amortization of intangible assets. Earnings per share, return on equity, operating leverage and operating margin measures, which exclude some or all of these items, as well as the (recovery) impairment charge related to Sentinel, are also presented. Operating margin measures may also exclude the provision for credit losses and the net negative impact of money market fee waivers, net of distribution and servicing expense. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons, which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. M&I expenses primarily relate to acquisitions and generally continue for approximately three years after the transaction. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our streamlining actions, Operational Excellence Initiatives and migrating positions to Global Delivery Centers. Excluding these charges mentioned above permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

Page - 24

BNY Mellon 3Q16 Earnings Release

The following table presents the reconciliation of diluted earnings per common share and the net income applicable to common shareholders of The Bank of New York Mellon Corporation.

Reconciliation of net income and diluted EPS – GAAP to Non-GAAP (in millions, except per common share amounts)	3Q16		2Q16			3Q15
	Net income	Diluted EPS	Net income	Diluted EPS		Net income	Diluted EPS
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$974	$0.90	$825	$0.75		$820	$0.74
Add: M&I, litigation and restructuring charges	18		7			11
Tax impact of the recovery related to Sentinel	5		N/A			N/A
Less: Recovery related to Sentinel	13		N/A			N/A
Tax impact of M&I, litigation and restructuring charges	5		2			3
Non-GAAP adjustments – after-tax	5	—	5	—		8	0.01
Non-GAAP results	$979	$0.90	$830	$0.76	(a)	$828	$0.74	(a)

(a)	Does not foot due to rounding.
N/A - Not applicable.

The following table presents the reconciliation of the pre-tax operating margin ratio.

Reconciliation of income before income taxes – pre-tax operating margin
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Income before income taxes – GAAP	$1,317	$1,165	$1,091	$871	$1,109
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	9	4	(7)	5	(5)
Add: Amortization of intangible assets	61	59	57	64	66
M&I, litigation and restructuring charges	18	7	17	18	11
(Recovery) impairment charge related to Sentinel	(13)	—	—	170	—
Income before income taxes, as adjusted – Non-GAAP (a)	$1,374	$1,227	$1,172	$1,118	$1,191

Fee and other revenue – GAAP	$3,150	$2,999	$2,970	$2,950	$3,053
Income (loss) from consolidated investment management funds – GAAP	17	10	(6)	16	(22)
Net interest revenue – GAAP	774	767	766	760	759
Total revenue – GAAP	3,941	3,776	3,730	3,726	3,790
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	9	4	(7)	5	(5)
Total revenue, as adjusted – Non-GAAP (a)	$3,932	$3,772	$3,737	$3,721	$3,795

Pre-tax operating margin – GAAP (b)(c)	33%	31%	29%	23%	29%
Adjusted pre-tax operating margin – Non-GAAP (a)(b)(c)	35%	33%	31%	30%	31%

(a)
Non-GAAP information for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel.

(b)	Income before taxes divided by total revenue.

(c)
Our GAAP earnings include tax-advantaged investments such as low income housing, renewable energy, bank-owned life insurance and tax-exempt securities. The benefits of these investments are primarily reflected in tax expense. If reported on a tax-equivalent basis, these investments would increase revenue and income before taxes by $74 million for 3Q16, $74 million for 2Q16, $77 million for 1Q16, $73 million for 4Q15 and $53 million for 3Q15 and would increase our pre-tax operating margin by approximately 1.2% for 3Q16, 1.3% for 2Q16, 1.4% for 1Q16, 1.5% for 4Q15 and 1.0% for 3Q15.

Page - 25

BNY Mellon 3Q16 Earnings Release

The following table presents the reconciliation of the operating leverage.

Operating leverage				3Q16 vs.
(dollars in millions)	3Q16	2Q16	3Q15	2Q16		3Q15
Total revenue – GAAP	$3,941	$3,776	$3,790	4.37%		3.98%
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	9	4	(5)
Total revenue, as adjusted – Non-GAAP	$3,932	$3,772	$3,795	4.24%		3.61%

Total noninterest expense – GAAP	$2,643	$2,620	$2,680	0.88%		(1.38)%
Less: Amortization of intangible assets	61	59	66
M&I, litigation and restructuring charges	18	7	11
Total noninterest expense, as adjusted – Non-GAAP	$2,564	$2,554	$2,603	0.39%		(1.50)%

Operating leverage – GAAP (a)				349	bps	536	bps
Adjusted operating leverage – Non-GAAP (a)(b)				385	bps	511	bps

(a)	Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.

(b)
Non-GAAP operating leverage for all periods presented excludes net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges.

bps - basis points.

The following table presents the reconciliation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$974	$825	$804	$637	$820
Add: Amortization of intangible assets	61	59	57	64	66
Less: Tax impact of amortization of intangible assets	21	21	20	22	23
Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	1,014	863	841	679	863
Add: M&I, litigation and restructuring charges	18	7	17	18	11
(Recovery) impairment charge related to Sentinel	(13)	—	—	170	—
Less: Tax impact of M&I, litigation and restructuring charges	5	2	6	6	3
Tax impact of (recovery) impairment charge related to Sentinel	(5)	—	—	64	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation, as adjusted – Non-GAAP (a)	$1,019	$868	$852	$797	$871

Average common shareholders’ equity	$35,767	$35,827	$35,252	$35,664	$35,588
Less: Average goodwill	17,463	17,622	17,562	17,673	17,742
Average intangible assets	3,711	3,789	3,812	3,887	3,962
Add: Deferred tax liability – tax deductible goodwill (b)	1,477	1,452	1,428	1,401	1,379
Deferred tax liability – intangible assets (b)	1,116	1,129	1,140	1,148	1,164
Average tangible common shareholders’ equity – Non-GAAP	$17,186	$16,997	$16,446	$16,653	$16,427

Return on common equity – GAAP (c)	10.8%	9.3%	9.2%	7.1%	9.1%
Adjusted return on common equity – Non-GAAP (a)(c)	11.3%	9.7%	9.7%	8.9%	9.7%

Return on tangible common equity – Non-GAAP (c)	23.5%	20.4%	20.6%	16.2%	20.8%
Adjusted return on tangible common equity – Non-GAAP (a)(c)	23.6%	20.5%	20.8%	19.0%	21.0%

(a)
Non-GAAP information for all periods presented excludes amortization of intangible assets and M&I, litigation and restructuring charges. Non-GAAP information for 3Q16 also excludes a recovery of the previously impaired Sentinel loan and 4Q15 also excludes the impairment charge related to a court decision regarding Sentinel.

(b)	Deferred tax liabilities are based on fully phased-in Basel III rules.

(c)	Annualized.

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BNY Mellon 3Q16 Earnings Release

The following table presents the reconciliation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015
(dollars in millions, unless otherwise noted)
BNY Mellon shareholders’ equity at period end – GAAP	$39,695	$38,559	$38,459	$38,037	$38,170
Less: Preferred stock	3,542	2,552	2,552	2,552	2,552
BNY Mellon common shareholders’ equity at period end – GAAP	36,153	36,007	35,907	35,485	35,618
Less: Goodwill	17,449	17,501	17,604	17,618	17,679
Intangible assets	3,671	3,738	3,781	3,842	3,914
Add: Deferred tax liability – tax deductible goodwill (a)	1,477	1,452	1,428	1,401	1,379
Deferred tax liability – intangible assets (a)	1,116	1,129	1,140	1,148	1,164
BNY Mellon tangible common shareholders’ equity at period end – Non-GAAP	$17,626	$17,349	$17,090	$16,574	$16,568

Total assets at period end – GAAP	$374,114	$372,351	$372,870	$393,780	$377,371
Less: Assets of consolidated investment management funds	1,009	1,083	1,300	1,401	2,297
Subtotal assets of operations – Non-GAAP	373,105	371,268	371,570	392,379	375,074
Less: Goodwill	17,449	17,501	17,604	17,618	17,679
Intangible assets	3,671	3,738	3,781	3,842	3,914
Cash on deposit with the Federal Reserve and other central banks (b)	80,362	88,080	96,421	116,211	86,426
Tangible total assets of operations at period end – Non-GAAP	$271,623	$261,949	$253,764	$254,708	$267,055

BNY Mellon shareholders’ equity to total assets ratio – GAAP	10.6%	10.4%	10.3%	9.7%	10.1%
BNY Mellon common shareholders’ equity to total assets ratio – GAAP	9.7%	9.7%	9.6%	9.0%	9.4%
BNY Mellon tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP	6.5%	6.6%	6.7%	6.5%	6.2%

Period-end common shares outstanding (in thousands)	1,057,337	1,067,674	1,077,083	1,085,343	1,092,953

Book value per common share – GAAP	$34.19	$33.72	$33.34	$32.69	$32.59
Tangible book value per common share – Non-GAAP	$16.67	$16.25	$15.87	$15.27	$15.16

(a)	Deferred tax liabilities are based on fully phased-in Basel III rules.
(b)    Assigned a zero percent risk-weighting by the regulators.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income (loss) from consolidated investment management funds, net of noncontrolling interests
(in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Income (loss) from consolidated investment management funds	$17	$10	$(6)	$16	$(22)
Less: Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	9	4	(7)	5	(5)
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$8	$6	$1	$11	$(17)

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BNY Mellon 3Q16 Earnings Release

The following table presents the revenue line items in the Investment Management business impacted by the consolidated investment management funds.

Income (loss) from consolidated investment management funds, net of noncontrolling interests - Investment Management business
(in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Investment management fees	$3	$3	$2	$7	$3
Other (Investment income (loss))	6	3	(1)	4	(20)
Income (loss) from consolidated investment management funds, net of noncontrolling interests	$9	$6	$1	$11	$(17)

The following table presents the reconciliation of the pre-tax operating margin for the Investment Management business.

Pre-tax operating margin - Investment Management business
(dollars in millions)	3Q16	2Q16	1Q16	4Q15	3Q15
Income before income taxes – GAAP	$256	$234	$217	$290	$236
Add: Amortization of intangible assets	22	19	19	24	24
Provision for credit losses	—	1	(1)	(4)	1
Money market fee waivers	11	11	9	23	28
Income before income taxes excluding amortization of intangible assets, provision for credit losses and money market fee waivers – Non-GAAP	$289	$265	$244	$333	$289

Total revenue – GAAP	$958	$938	$895	$999	$926
Less: Distribution and servicing expense	104	102	100	92	94
Money market fee waivers benefiting distribution and servicing expense	15	15	23	27	35
Add: Money market fee waivers impacting total revenue	26	26	32	50	63
Total revenue net of distribution and servicing expense and excluding money market fee waivers – Non-GAAP	$865	$847	$804	$930	$860

Pre-tax operating margin (a)	27%	25%	24%	29%	25%
Pre-tax operating margin excluding amortization of intangible assets, provision for credit losses, money market fee waivers and net of distribution and servicing expense – Non-GAAP (a)	33%	31%	30%	36%	34%
(a)    Income before taxes divided by total revenue.

DIVIDENDS

Common – On Oct. 20, 2016, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.19 per common share. This cash dividend is payable on Nov. 10, 2016 to shareholders of record as of the close of business on Nov. 1, 2016.

Preferred – On Oct. 20, 2016, The Bank of New York Mellon Corporation declared the following dividends for the noncumulative perpetual preferred stock, liquidation preference $100,000 per share, for the dividend period ending in December 2016, in each case payable on Dec. 20, 2016 to holders of record as of the close of business on Dec. 5, 2016:

•
$1,011.11 per share on the Series A Preferred Stock (equivalent to $10.1111 per Normal Preferred Capital Security of Mellon Capital IV, each representing a 1/100th interest in a share of the Series A Preferred Stock);

•	$1,300.00 per share on the Series C Preferred Stock (equivalent to $0.3250 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock);

•	$2,250.00 per share on the Series D Preferred Stock (equivalent to $22.5000 per depositary share, each representing a 1/100th interest in a share of the Series D Preferred Stock); and

•	$2,475.00 per share on the Series E Preferred Stock (equivalent to $24.7500 per depositary share, each representing a 1/100th interest in a share of the Series E Preferred Stock).

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BNY Mellon 3Q16 Earnings Release

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment management and investment services in 35 countries and more than 100 markets. As of Sept. 30, 2016, BNY Mellon had $30.5 trillion in assets under custody and/or administration, and $1.7 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations relating to those ratios, preliminary business metrics and statements regarding our strategy, goals, revenue growth, shareholder returns, business improvement process, technology, client enhancements, capital plans and the resolution plan and expected effects of adopting a single point of entry strategy. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,” “could,” “should,” “may,” “will,” “strategy,” “opportunities,” “trends” and words of similar meaning signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2015, the Quarterly Report on Form 10-Q for the period ended June 30, 2016 and BNY Mellon’s other filings with the Securities and Exchange Commission. In addition, the actual effects of our adopting a single point of entry resolution strategy may differ from those expressed or implied in forward-looking statements as a result of changes to our strategy and related assumptions. All forward-looking statements in this Earnings Release speak only as of October 20, 2016, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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